ITEM 77Q1

A copy of the Amendment to the Declaration of Trust authorizing the sale of an additional class of shares (Class J shares) was contained in Post-Effective Amendment no. 68 to the Registration Statement (File No. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on September 21, 2000. Such description is incorporated herein by reference.